EXHIBIT 23.3

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM



To the Board of Directors
Incentra Solutions, Inc.

         We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the Prospectus. Our report dated January 29, 2005 rendered an unqualified opinion on the financial reports of Star Solutions, LLC for the year ended December 31, 2004.


                                              /s/ Considine & Considine


San Diego, California
April 13, 2005